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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                December 20, 2004
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)



Delaware                           1-7023                        04-1933106
(State of incorporation)   (Commission File Number)           (I.R.S. Employer
                                                             Identification No.)

941 Grinnell Street, Fall River, Massachusetts                     02721
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code            (508) 678-1951



         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01 Entry into a Material Definitive Agreement

Quaker Fabric Corporation (the "Company") historically has financed its operations and capital requirements through a combination of internally generated funds, borrowings under the Credit Agreement (as hereinafter defined), and debt and equity offerings. The Company's capital requirements have arisen principally in connection with (i) the purchase of equipment to expand production capacity, introduce new technologies to broaden and differentiate the Company's products, and improve the Company's quality and productivity performance, (ii) increases in the Company's working capital needs related to its sales growth, and (iii) investments in the Company's information technology systems.

The primary source of the Company's liquidity and capital resources in recent years has been operating cash flow. The Company's net cash provided by operating activities was $15.2 million and $22.8 million in the first nine months of 2004 and 2003, respectively. Cash provided by operating activities decreased during 2004 due principally to a reduction in net income of $4.8 million and a reduction in the deferred tax provision. Historically, the Company has supplemented its operating cash flow with borrowings under the Credit Agreement.

Capital expenditures in the first nine months of 2004 and 2003 were $12.1 million and $6.6 million, respectively. Capital expenditures during the first nine months of 2004 were funded by operating cash flow. Management believes that cash on hand, operating income and borrowings under the Credit Agreement (as hereinafter defined), will provide sufficient funding for the Company's capital expenditures, working capital and debt service needs for the foreseeable future, subject to the favorable resolution of discussions with its Lenders (as hereinafter defined) described below.

Quaker Fabric Corporation of Fall River, a wholly-owned subsidiary of the Company ("Quaker") issued $45.0 million of Senior Notes due October 2005 and 2007 (the Senior Notes) during 1997 under a Note Agreement (as amended, the "Senior Note Agreement") with an insurance company (the "Insurance Company"). The Senior Notes are unsecured and bear interest at a fixed rate of 7.09% on $15.0 million and 7.18% on $30.0 million. The Senior Notes may be prepaid in whole or in part prior to maturity, at Quaker's option, subject to a yield maintenance premium, as defined. Annual principal payments began on October 10, 2003 with a final payment due October 10, 2007. Annual principal payment amounts are three payments of $5.0 million beginning in October 2003 (of which only the October 2005 payment is unpaid as of December 20, 2004), followed by two payments of $15.0 million beginning in 2006.

On February 14, 2002, Quaker issued $5.0 million of 7.56% Series A Notes due February 2009 (the "Series A Notes") under a Note Purchase Agreement (as amended, the "Series A Note Agreement" and together with the Senior Note Agreement, the "Note Agreements") with the Insurance Company. The Series A Notes are unsecured and bear interest at a fixed rate of 7.56%, payable semiannually. The Series A Notes may be prepaid in whole or in part prior to maturity, at Quaker's option, subject to a yield






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maintenance premium, as defined. In addition, the Series A Note Agreement includes a $45.0 million non-committed shelf note provision pursuant to which, if the conditions to borrowing, including the consent of the Insurance Company, were met, Quaker could issue additional senior notes prior to February 14, 2005 with maturity dates of up to ten years. Quaker does not anticipate issuing any additional senior notes under the Series A Note Agreement.

The long term portion of the amounts outstanding under the Note Agreements was classified as "current" on the Balance Sheet as of October 2, 2004 in accordance with Emerging Issues Task Force Issue 86-30, "Classification of Obligations When a Violation is Waived by the Creditor."

Quaker, two other subsidiaries of the Company and the Company, as guarantor, are parties to a $60.0 million Credit Agreement with a bank (the "Bank," and the Bank, together with the Insurance Company, the "Lenders") which expires January 31, 2007 (the "Credit Agreement"). The Credit Agreement provides for a revolving credit facility and a letter of credit facility. See Note 5 of Notes to Consolidated Financial Statements included in the Company's 2003 Annual Report on Form 10-K.

The Company and/or Quaker are required to comply with a number of affirmative and negative convenants under the Credit Agreement and the Note Agreements, including, but not limited to, maintenance of certain financial tests and ratios (including interest coverage ratios, net worth related ratios, and net worth requirements); limitations on certain business activities of the Company and Quaker; restrictions on the Company's and/or Quaker's ability to declare and pay dividends, incur additional indebtedness, create certain liens, incur capital lease obligations, make certain investments, engage in certain transactions with stockholders and affiliates, and purchase, merge, or consolidate with or into any other corporation.

On October 12, 2004, Quaker and the Company, as guarantor, entered into an amendment, effective as of October 1, 2004, to the Note Agreements with the Insurance Company. The amendment provides for a reduction in the Fixed Charge Coverage Ratio (as defined in the Note Agreements) required to be maintained by Quaker from 1.75 to 1.00, to 1.50 to 1.00 for the twelve (12) month period ended on October 2, 2004 (the last day of the third fiscal quarter of 2004). In August 2004, Quaker, two other subsidiaries of the Company and the Company, as guarantor, entered into a similar amendment to the Credit Agreement with the Bank. The amendment to the Note Agreements also provides that (a) neither Quaker nor any of its subsidiaries will create or permit to exist any Lien (as defined in the Note Agreements) securing obligations under the Credit Agreement and (b) before December 31, 2004 or at any time when a Default (as defined in the Note Agreements) has occurred and is continuing, the Company will not declare or pay any dividends on or make any distributions with respect, or purchase, redeem or retire, any of its capital stock. As a result of the October 12, 2004 amendments to the Note Agreements and the Credit Agreement, Quaker and the Company were in compliance with their affirmative and negative covenants under those agreements as of October 2, 2004.





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On December 20, 2004, Quaker, two other subsidiaries of the Company and the
Company, as guarantor, entered into a Waiver and Amendment to the Credit Agreement (the "Bank Waiver"). Pursuant to the terms of the Bank Waiver, Quaker, the Company and the other signatories acknowledged that in the absence of a waiver from the Bank, they anticipated that they would be in breach of both the debt service coverage ratio covenant and the profitable operations covenant in the Credit Agreement at year-end 2004 and that these breaches would constitute Events of Default, as defined in the Credit Agreement (the "Specified Bank Defaults"). In the Bank Waiver, the Bank agreed to waive the Specified Bank Defaults through the period ending February 27, 2005 (the "Limited Bank Waiver Period"), subject to certain conditions including, but not limited to, a reduction in the Bank's Commitment, as defined in the Credit Agreement, from $60.0 million to $40.0 million and the Bank's receipt of fully executed copies of a similar waiver from the Insurance Company with respect to the fixed charge coverage requirements set forth in the Note Agreements. In the Bank Waiver, Quaker, the Company and the other signatories agreed that an Event of Default under the Credit Agreement will exist on February 28, 2005 and that at such time the Bank will have all of its rights and remedies as a result of the existance of an Event of Default. As of December 20, 2004, there were no loans outstanding under the Credit Agreement, approximately $4.7 million of letters of credit and unused availability (after the reduction of the Bank's Commitment described above) of $35.3 million.

On December 22, 2004, Quaker and the Company, as guarantor, entered into a waiver agreement with respect to the Note Agreements with the Insurance Company (the "Insurance Company Waiver"). Pursuant to the terms of the Insurance Company Waiver, Quaker and the Company acknowledged that in the absence of a waiver from the Insurance Company, Quaker and the Company anticipated that they would be in breach of the fixed charge coverage covenant in the Note Agreements at year-end 2004 and that this breach would constitute an Event of Default, as defined in the Note Agreements (the "Specificied Insurance Company Default"). In the Insurance Company Waiver, the Insurance Company agreed to waive the Specified Insurance Company Default through the period ending February 27, 2005 (the "Limited Insurance Company Waiver period"), subject to certain conditions including, but not limited to, the Insurance Company's receipt of fully executed copies of a similar waiver from the Bank with respect to the debt service coverage ratio covenant and the profitable operations covenant set forth in the Credit Agreement. In the Insurance Company Waiver, Quaker and the Company agreed that an Event of Default under the Note Agreements will exist on February 28, 2005 and that at such time the Insurance Company will have all of its rights and remedies as a result of the existance of an Event of Default. As of December 22, 2004, Quaker owed $40.0 million of principal plus accrued interest under the Note Agreements.

The Company is in discussions with the Lenders regarding additional amendments to the Note Agreements and the Credit Agreement seeking to reduce the financial covenant maintenance and incurrence requirements under those agreements going forward to levels that the Company believes will be achievable by them under anticipated conditions in the industry. Any such further amendments to the Note Agreements or the Credit Agreement





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may also include other changes to the terms of those agreements which may be unfavorable to the Company including, but not limited to, the grant of security interests to the Lenders to secure the payment and performance of Quaker's and the Company's obligations under the Note Agreements and the Credit Agreement and restrictions on Quaker's and the Company's capital expenditures going forward. There can be no assurance that the Company will reach agreement with the Lenders to amend the Note Agreements or the Credit Agreement on terms acceptable to the Company, or at all. The Company may be required to seek alternate financing sources, the terms of which financing, if obtainable, may be disadvantageous to the Company. Based upon the anticipated performance of the Company for the foreseeable future, and absent appropriate additional waivers from the Lenders, the failure to obtain such amendments would likely result in an Event of Default under the Note Agreements and the Credit Agreement and the inability to borrow under the Credit Agreement no later than February 28, 2005.

No dividends were paid on the Company's common stock prior to fiscal 2003. During the first quarter of fiscal 2003, the Board of Directors adopted a new dividend policy. This policy provides for future dividends to be declared at the discretion of the Board of Directors, based on the Board's quarterly evaluation of the Company's results of operations, cash requirements, financial conditions and other factors deemed relevant by the Board. In the first nine months of 2004 and in 2003, the Company paid cash dividends of $1.5 million or $0.09 per common share and $1.3 million or $0.075 per common share, respectively. As noted above, the Company has agreed with its Lenders not to declare or pay any dividends or distributions before December 31, 2004 or at any time when a Default has occurred and is continuing. It is anticipated that any further amendments to the Note Agreements or the Credit Agreement, or any agreements for alternate financing, may prohibit the declaration or payment of dividends.

The foregoing descriptions of the Bank Waiver and the Insurance Company Waiver are qualified in their entirety by reference to the Bank Waiver and the Insurance Company Waiver, which are filed as Exhibits 10.10 and 10.11 to this Form 8-K and are incorporated by reference herein.





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Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

10.10 Waiver Agreement dated as of December 22, 2004 to the Note Agreement dated as of October 10, 1997 and the Note Purchase and Private Shelf Agreement, dated as of February 14, 2002 by and among Quaker Fabric Corporation of Fall River, Pruco Life Insurance Company and The Prudential Insurance Company of America.

10.11 Waiver and Amendment dated as of December 20, 2004 to Second Amended and Restated Credit Agreement dated as of February 14, 2002 by and among Quaker Fabric Corporation of Fall River, Quaker Textile Corporation and Quaker Fabric Mexico, S.A. de C.V., as Borrowers, Quaker Fabric Corporation, as Parent, and Fleet National Bank, as the Lender.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                   QUAKER FABRIC CORPORATION
                                                          (Registrant)



Date:  December 23, 2004                             /s/ Paul J. Kelly
                                                   -------------------------
                                                   Paul J. Kelly
                                                   Vice President - Finance and
                                                   Treasurer






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                                                                   EXHIBIT INDEX

10.10 Waiver Agreement dated as of December 22, 2004 to the Note Agreement dated as of October 10, 1997 and the Note Purchase and Private Shelf Agreement, dated as of February 14, 2002 by and among Quaker Fabric Corporation of Fall River, Pruco Life Insurance Company and The Prudential Insurance Company of America.

10.11 Waiver and Amendment dated as of December 20, 2004 to Second Amended and Restated Credit Agreement dated as of February 14, 2002 by and among Quaker Fabric Corporation of Fall River, Quaker Textile Corporation and Quaker Fabric Mexico, S.A. de C.V., as Borrowers, Quaker Fabric Corporation, as Parent, and Fleet National Bank, as the Lender.




                            STATEMENT OF DIFFERENCES
                            ------------------------

The section symbol shall be expressed as ................................ 'SS'